Exhibit 4.4

SCORPIO TANKERS INC.

FORM OF

SUBORDINATED INDENTURE

Dated as of [                                        ], 20[ ]

[                          ]

Trustee

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture,
Dated as of [                                        ], 20[ ]

Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
(c)	Not Applicable
Section 311(a)	7.11
(b)	7.11
(c)	Not Applicable
Section 312(a)	2.06
(b)	10.03
(c)	10.03
Section 313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)(1)	7.06
(d)	7.06
Section 314(a)	4.02, 10.05
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05
(f)	Not Applicable
Section 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
Section 316(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.13
(c)	10.06
Section 317(a)(1)	6.03
(a)(2)	6.04
(b)	2.05
Section 318(a)	10.01
Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of [                                                                 ], 20[ ] between Scorpio Tankers Inc., a company organized under the laws of the Republic of the Marshall Islands (the "Company") and [        ] (the "Trustee").
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.
ARTICLE I

 DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.                                            Definitions.
"Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.
"Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.
"Agent" means any Registrar or Paying Agent.
"Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
"Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.
"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.
"Business Day" means any day other than a (x) Saturday, (y) Sunday or (z) day on which state or federally chartered banking institutions in New York, New York are not required to be open.
"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

"Certificated Securities" means Securities in the form of physical, certificated Securities in registered form.
"Company" means the party named as such above until a successor replaces it in accordance with the terms of this Indenture and thereafter means the successor.
"Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.
"Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Chief Financial Officer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
"Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered which office at the date of the execution of this Indenture is [  ], Attention: [  ], or at such other address as the Trustee may designate from time to time.
"Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
"Default" or "default" means any event which is, or after notice or passage of time or both would be, an Event of Default.
"Default Rate" means the default rate of interest specified in the Securities.
"Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.
"Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.
"Dollars" means the currency of The United States of America.
"ECU" means the European Currency Unit as determined by the Commission of the European Union.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Foreign Currency" means any currency or currency unit issued by a government other than the government of The United States of America.

"Foreign Government Obligations" means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.
"Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.
"Holder" or "Securityholder" means a person in whose name a Security is registered.
"Indenture" means this Indenture as amended and supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
"Interest," in respect of the Securities, unless the context otherwise requires, refers to interest payable on the Securities, including any additional interest that may become payable pursuant to Section 6.02(b).
"Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.
"Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
"Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.
"Opinion of Counsel" means a written opinion of legal counsel who is, and which opinion is, acceptable to the Trustee and its counsel.  Such legal counsel may be an employee of or counsel to the Company or the Trustee.
"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Principal" or "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

"Responsible Officer" means any officer of the Trustee in its Corporate Trust Office and also means, any vice president, managing director, director, associate, assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
"SEC" means the Securities and Exchange Commission.
"Security" or "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.
"Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.
"Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
"Subordinated Indebtedness" means any indebtedness which is expressly subordinated to the indebtedness evidenced by Securities.
"Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
"TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
"Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
"U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1.02.                                            Other Definitions.
TERM	DEFINED IN SECTION
"Applicable Law"	10.18
"Event of Default"	6.01
"Instrument"	6.01
"Journal"	10.16
"Judgment Currency"	10.17
"Legal Holiday"	10.08
"mandatory sinking fund payment"	11.01
"Market Exchange Rate"	10.16
"New York Banking Day"	10.17
"optional sinking fund payment"	11.01
"Paying Agent"	2.04
"Registrar"	2.04
"Required Currency"	10.17
"successor person"	5.01
"Temporary Securities"	2.11

SECTION 1.03.                                            Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.  The following TIA terms used in this Indenture have the following meanings:
"indenture securities" means the Securities.
"indenture security holder" means a Securityholder.
"indenture to be qualified" means this Indenture.
"indenture trustee" or "institutional trustee" means the Trustee.
"obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.
SECTION 1.04.                                            Rules of Construction.
Unless the context otherwise requires:
(a)            a term has the meaning assigned to it;
(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;
(c)            references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;
(d)            "or" is not exclusive;
(e)            words in the singular include the plural, and in the plural include the singular;
(f)            provisions apply to successive events and transactions;
(g)            references to agreements and other instruments include subsequent amendments thereto;
(h)            the term "merger" includes a statutory share exchange, and the term "merged" has a correlative meaning; and
(i)            "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II

 THE SECURITIES
SECTION 2.01.                                            Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series.  All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.  In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

SECTION 2.02.                                            Establishment of Terms of Series of Securities.
At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection (a), and either as to such Securities within the Series or as to the Series generally in the case of Subsections (b) through (t) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:
(a)            the title, designation, aggregate principal amount and authorized denominations of the Securities of the Series;
(b)            the price or prices, (expressed as a percentage of the aggregate principal amount thereof) at which the Securities of the Series will be issued;
(c)            the date or dates on which the principal of the Securities of the Series is payable;
(d)            the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
(e)            any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which Securities of the Series shall be redeemed, purchased, converted or exchanged;
(f)            the date, if any, after which and the price or prices at which the Securities of the Series may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory provisions;
(g)            if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;
(h)            if other than the full principal amount, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration pursuant to Section 6.02 or provable in bankruptcy;
(i)            any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(j)            the currency or currencies, including composite currencies, in which payments of principal of, premium or interest, if any, on the Securities of the Series will be payable, if other than the currency of the United States of America;
(k)            if payments of principal of, premium or interest, if any, on the Securities of the Series will be payable, at the Company's election or at the election of any Holder, in a currency other than that in which the Securities of the Series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
(l)            if payments of interest, if any, on the Securities of the Series will be payable, at the Company's election or at the election of any Holder, in cash or additional securities, and the terms and conditions upon which the election may be made;
(m)            if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price of the Securities of the Series in the currency of the United States of America for purposes of determining the voting rights of Holders of the Securities of the Series;
(n)            if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the Securities of the Series are stated to be payable, the manner in which the amounts will be determined;
(o)            any restrictive covenants or other material terms relating to the Securities of the Series;
(p)            whether the Securities of the Series will be issued in the form of global securities or certificates in registered form;
(q)            any terms with respect to subordination;
(r)            any listing on any securities exchange or quotation system;
(s)            additional provisions, if any, related to defeasance and discharge of the offered debt securities; and
(t)            the applicability of any guarantees, which would be governed by New York law.
All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuance of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental Indenture or Officers' Certificate.

SECTION 2.03.                                            Execution and Authentication.
Two Officers shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.  Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.
The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.
Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with Section 10.04, and (c) an Opinion of Counsel complying with Section 10.04.
The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if a Responsible Officer of the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.
If any successor that has replaced the Company in accordance with Article 5 has executed an indenture supplemental hereto with the Trustee pursuant to Section 5.01, any of the Securities authenticated or delivered prior to such transaction may, from time to time, at the request of such successor, be exchanged for other Securities executed in the name of the such successor with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon receipt of a Company Order of such successor, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of such successor pursuant to this provision of Section 2.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities then outstanding for Securities authenticated and delivered in such new name.

SECTION 2.04.                                            Registrar and Paying Agent.
The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent") and where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar").  The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange.  The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar and Paying Agent.  If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.
The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar or Paying Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent.  The term "Registrar" includes any co-registrar; and the term "Paying Agent" includes any additional paying agent.
The Company hereby appoints [                                                                                    ] as the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent as the case may be, is appointed prior to the time Securities of that Series are first issued.  Each Registrar and Paying Agent shall be entitled to all of the rights, protections, exculpations and indemnities afforded to the Trustee in connection with its roles as Registrar and Paying Agent.
SECTION 2.05.                                            Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

SECTION 2.06.                                            Securityholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least [  ] days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.
SECTION 2.07.                                            Transfer and Exchange.
Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge required by law; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.08, 3.06 or 9.06.
Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business [  ] days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.  Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

SECTION 2.08.                                            Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Registrar (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Registrar that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.09.                                            Outstanding Securities.
The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.
A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.
In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.
SECTION 2.10.                                            Treasury Securities.
In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
SECTION 2.11.                                            Temporary Securities.
Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary securities upon a Company Order ("Temporary Securities").  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee upon written request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.
SECTION 2.12.                                            Cancellation.
The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the cancelled Securities to the Company.  No Security shall be authenticated in exchange for any Security cancelled pursuant to this Section 2.12.

The Company may, to the extent permitted by law, purchase Securities in the open market or by tender offer at any price or by private agreement.  Any Securities purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the final maturity of such Securities may, to the extent permitted by law, be reissued or resold or may, at the option of the Company, be surrendered to the Trustee for cancellation.  Any Securities surrendered for cancellation may not be reissued or resold and shall be promptly cancelled by the Trustee, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities.
SECTION 2.13.                                            Defaulted Interest.
If the Company defaults in a payment of interest on a Series of Securities, it shall pay defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest at the Default Rate, to the persons who are Security holders of the Series on a subsequent special record date.  The Company shall fix the record date and payment date.  At least [  ] days before the record date, the Company shall mail to the Trustee and the Paying Agent and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid.  The Company may pay defaulted interest in any other lawful manner.
SECTION 2.14.                                            Global Securities.
(a)            A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.
(b)            (i)            Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (A) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (B) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (C) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing.
(ii)            Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.
(iii)            Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Registrar is acting as custodian for the Depository or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

(iv)            The registered Holder may grant proxies and otherwise authorize any Person, including participants in the Depository and persons that may hold interests through participants in the Depository, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(v)            In the event of the occurrence of any of the events specified in 2.14(b)(i), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.  If (A) an event described in Section 2.14(b)(i)(A) or (B) occurs and definitive Certificated Securities are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner instructions to obtain definitive Certificated Securities due to an event described in Section 2.14(b)(i)(C) and definitive Certificated Securities are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.07 hereof, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner's Securities as if such definitive certificated Securities had been issued.
(vi)            Notwithstanding any provision to the contrary in this Indenture, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.07, this Section 2.14(b) and the rules and procedures of the Depository for such Global Security to the extent applicable to such transaction and as in effect from time to time.
(c)            Any Global Security issued hereunder shall bear a legend in substantially the following form:
"This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository.  This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository."
(d)            The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)            Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof at their registered office.
(f)            At all times the Securities are held in book-entry form with a Depository, (i) the Trustee may deal with such Depository as the authorized representative of the Holders, (ii) the rights of the Holders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the Holders and the Depository and/or direct participants of the Depository, (iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Securities to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Indenture, or any supplement hereto, under or with respect to any of the Securities held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Securities for all purposes whatsoever.
SECTION 2.15.                                            CUSIP Numbers.
The Company in issuing the Securities may use "CUSIP", "CCN", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP", "CCN", "ISIN" or such other identification numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE III

 REDEMPTION
SECTION 3.01.                                            Notice to Trustee.
The Company may, with respect to any series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.  If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee and Registrar in writing of the redemption date and the principal amount of Series of Securities to be redeemed.  The Company shall give the notice at least [  ] days before the redemption date (or such shorter notice as may be acceptable to the Trustee and Registrar).
SECTION 3.02.                                            Selection of Securities to be Redeemed.
Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all the Securities of a Series are to be redeemed, the Registrar shall select the Securities of the Series to be redeemed in accordance with its customary procedures.  The Registrar shall make the selection from Securities of the Series outstanding not previously called for redemption.  The Registrar may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000.  Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(g), the minimum principal denomination for each Series and integral multiples thereof.  Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

SECTION 3.03.                                            Notice of Redemption.
Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least [  ] days but not more than [  ] days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.
The notice shall identify the Securities of the Series to be redeemed and shall state:
(a)            the redemption date;
(b)            the redemption price;
(c)            the name and address of the Paying Agent;
(d)            that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(e)            that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and
(f)            any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.
At the Company's written request, the Trustee shall distribute the notice of redemption prepared by the Company in the Company's name and at its expense.
SECTION 3.04.                                            Effect of Notice of Redemption.
Once notice of redemption is mailed or published as provided in Section 3.03, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.  A notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

SECTION 3.05.                                            Deposit of Redemption Price.
On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.
SECTION 3.06.                                            Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

 COVENANTS
SECTION 4.01.                                            Payment of Principal and Interest.
The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Unless otherwise provided under the terms of a particular Series of Securities:

(a)            an installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by [  ] [a].m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay such installment.  The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum; and
(b)            payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in [  ] (which shall initially be [  ], the Paying Agent) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the register; provided, further, that a Holder with an aggregate principal amount in excess of $[] will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least [  ] Business Days prior to the payment date.
SECTION 4.02.                                            SEC Reports.
So long as any Securities are outstanding, the Company shall (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders of the Securities within [  ] days after the date on which the Company would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and Section 15(d) of the Exchange Act and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.  The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).  The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports shall be furnished to the Trustee.  Documents filed by the Company with the SEC via the SEC's EDGAR system (or any successor thereto) will be deemed furnished to the Trustee and the Holders of the Securities as of the time such documents are filed via EDGAR (or such successor).
SECTION 4.03.                                            Compliance Certificate.
The Company shall deliver to the Trustee, within [   ] days after the end of each fiscal year of the Company, an officers certificate signed by two of the Company's officers stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge in reasonable detail and the efforts to remedy the same).  For purposes of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
The Company shall deliver to the Trustee, within [  ] days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default described in Section 6.01(e), (f), (g) or (h) and any event of which it becomes aware that with the giving of notice or the lapse of time would become such an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  For the avoidance of doubt, a breach of a covenant under an Instrument that is not a payment default and that has not given rise to a right of acceleration under such Instrument shall not trigger the requirement to provide notice under this paragraph.

SECTION 4.04.                                            Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.05.                                            Corporate Existence.
Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.06.                                            Taxes.
The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.
SECTION 4.07.                                            Additional Interest Notice.
In the event that the Company is required to pay additional interest to Holders of Securities pursuant to Section 6.02(b) hereof, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company's obligation to pay such additional interest no later than [   ] Business Days prior to date on which any such additional interest is scheduled to be paid.  Such notice shall set forth the amount of additional interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether additional interest is payable, or with respect to the nature, extent, or calculation of the amount of additional interest owed, or with respect to the method employed in such calculation of additional interest.
SECTION 4.08.                                            Further Instruments and Acts.
The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE V

 SUCCESSORS
SECTION 5.01.                                            When Company May Merge, Etc.
The Company shall not consolidate with, enter into a binding share exchange, or merge into any other Person in a transaction in which it is not the surviving entity, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person (a "successor person"), unless:
(a)            the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the Republic of the Marshall Islands, [  ], the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and any interest on, all Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
(b)            immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and
(c)            the Company shall have delivered to the Trustee, prior to the consummation of the proposed transaction, an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.
SECTION 5.02.                                            Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor company in the case of a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be released from the obligation to pay the principal of and interest, if any, on the Securities.
ARTICLE VI

 DEFAULTS AND REMEDIES
SECTION 6.01.                                            Events of Default.
"Event of Default," wherever used herein with respect to securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)            default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or
(b)            default in the payment of any principal of any Security of that Series at its Maturity; or
(c)            default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or
(d)            the Company fails to perform or comply with any of its other covenants or agreements contained in the Securities or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b) or (c) of this Section 6.01) and the default continues for 60 days after notice is given as specified below;
(e)            any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by, or any other payment obligation of, the Company or any Subsidiary (an "Instrument") with a principal amount then, individually or in the aggregate, outstanding in excess of $[], whether such indebtedness now exists or shall hereafter be created, is not paid at Maturity or when otherwise due or is accelerated, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least [  ]% in aggregate principal amount of the outstanding Securities of that Series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.  A payment obligation (other than indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary) shall not be deemed to have matured, come due, or been accelerated to the extent that it is being disputed by the relevant obligor or obligors in good faith.  For the avoidance of doubt, the Maturity of an Instrument is the Maturity as set forth in that Instrument, as it may be amended from time to time in accordance with the terms of that Instrument;
(f)            the Company or any Subsidiary fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $[  ], if the judgments are not paid, discharged, waived or stayed within [  ] days;

(g)            the Company or any Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
(i)            commences a voluntary case or proceeding;
(ii)            consents to the entry of an order for relief against it in an involuntary case or proceeding;
(iii)            consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(iv)            makes a general assignment for the benefit of its creditors; or
(v)            or generally is unable to pay its debts as the same become due; or
(h)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)            is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding;
(ii)            appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of the property of the Company or any such Subsidiary; or
(iii)            orders the liquidation of the Company or any of its Subsidiaries;
and the case of each of clause (i), (ii) and (iii), the order or decree remains unstayed and in effect for [  ] consecutive days; or
(i)            any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.02(i).
A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least [  ]% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice.  The notice given pursuant to this Section 6.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."  When any default under this Section 6.01 is cured, it ceases.
The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.
SECTION 6.02.                                            Acceleration of Maturity; Rescission and Annulment.
(a)            If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01) occurs and is continuing with respect to any Securities of any Series,

then in every such case, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of that Series (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, and accrued and unpaid interest on to the date of acceleration, the Securities of that Series then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs, all unpaid principal of the Securities then outstanding, and all accrued and unpaid interest thereon to the date of acceleration, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities of that Series then outstanding by notice to the Trustee may rescind an acceleration of such Securities of that Series and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the Default Rate) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made.  No such rescission shall affect any subsequent default or impair any right consequent thereto.
(b)            Notwithstanding any of provision of this Article 6, at the election of the Company in its sole discretion, the sole remedy under this Indenture for an Event of Default relating to the failure to comply with Section 4.02, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to Section 4.02 is cured or waived).  Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  In no event shall additional interest accrue under the terms of this Indenture at a rate in excess of 0.50% per annum, in the aggregate, for any violation or default caused by the failure of the Company to be current in respect of its Exchange Act reporting obligations.  If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with Section 4.02, the Securities will be subject to acceleration as provided in this Section 6.02.  The provisions of this Section 6.02(b) will not affect the rights of Holders in the event of the occurrence of any other Events of Default.
In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.02 in accordance with the immediately preceding paragraph, the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default otherwise would occur.  Upon a failure by the Company to timely give such notice or pay additional interest, the Securities will be immediately subject to acceleration as otherwise provided in this Section 6.02.

SECTION 6.03.                                            Collection of Indebtedness and Suits for Enforcement by Trustee.
If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
If an Event of Default in the payment of principal, interest, if any, specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal, and accrued interest remaining unpaid, if any, together with, to the extent that payment of such interest is lawful, interest on overdue principal, on overdue installments of interest, if any, in each case at the Default Rate, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.04.                                            Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.05.                                            Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 6.06.                                            Application of Money Collected.
Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: and
First: To the payment of all amounts due the Trustee under Section 7.07;
Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
Third: To the Company.
SECTION 6.07.                                            Limitation on Suits.
No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (except actions for payment of overdue principal and interest), unless:
(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;
(b)            the Holders of not less than [  ]% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)            such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for [  ] days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)            no direction inconsistent with such written request has been given to the Trustee during such [  ]-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
SECTION 6.08.                                            Unconditional Right of Holders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 6.09.                                            Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.10.                                            Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.11.                                            Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.                                            Control by Holders.
The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that
(a)            such direction shall not be in conflict with any rule of law or with this Indenture,
(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
(c)            subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the rights of another Holder or the Trustee.
SECTION 6.13.                                            Waiver of Past Defaults.
Subject to Section 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.14.                                            Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than [  ]% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII

 TRUSTEE
SECTION 7.01.                                            Duties of Trustee.
(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(b)            Except during the continuance of an Event of Default:
(i)            The Trustee  need perform only those duties that are specifically set forth in this Indenture and no implied duties, covenants or obligations shall be deemed to be imposed upon the Trustee.
(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Indenture.
(c)            The Trustee may not be relieved from liability for its own its own negligent action, its own negligent failure to act or willful misconduct, except that:
(i)            This paragraph does not limit the effect of paragraph (b) of Section 7.01 herein.
(ii)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer.
(iii)            The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.
(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e)            The Trustee may refuse to perform any duty or exercise any right or power unless it receives an indemnity satisfactory to it against any loss, liability or expense.
(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)            No provision of this Indenture shall require the Trustee to risk or expend its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it.
(h)            The Paying Agent, the Registrar and any authenticating agent shall be entitled to the same rights, indemnities, protections and immunities afforded to the Trustee.
(i)            The Trustee shall have no duty to monitor the performance or compliance of the Company with its obligations hereunder or any under supplement hereto, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Company.  The Trustee shall have no liability in connection with compliance by the Company with statutory or regulatory requirements related to this Indenture, any supplement or any Securities issued pursuant hereto or thereto.
SECTION 7.02.                                            Rights of Trustee.
(a)            The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting as a result of its reasonable belief that any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, direction, approval or other paper or document was genuine and had been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit.
(b)            Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.
(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of, or for the supervision of, any agent appointed with due care.  No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.
(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(e)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request, order or direction of any of the Holders of Securities, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
SECTION 7.03.                                            Individual Rights of Trustee.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.
SECTION 7.04.                                            Trustee's Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the recitals contained herein and in the Securities shall be taken as statements of the Company and not of the Trustee, and the Trustee has no responsibility for such recitals. The Trustee shall not be accountable for the Company's use or application of the proceeds from the Securities or for monies paid over to the Company pursuant to this Indenture, and it shall not be responsible for any statement in the Securities other than its authentication.
SECTION 7.05.                                            Notice of Defaults.
If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if a Responsible Officer of the Trustee has knowledge or receives written notice of such event, the Trustee shall mail to each Securityholder of the Securities of that Series, notice of a Default or Event of Default within [  ] days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, including any additional interest that may become payable pursuant to Section 6.02(b), the Trustee may withhold the notice so long as the Trustee in good faith determines that withholding the notice is in the interests of Securityholders of that Series.
SECTION 7.06.                                            Reports by Trustee to Holders.
Within [  ] days after [                                                                      ] in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such [  ], in accordance with, and to the extent required under, TIA Section 313.
A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed.  The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

SECTION 7.07.                                            Compensation and Indemnity.
The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing.  The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.
The Company shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees, representatives and agents, from and against and reimburse the Trustee for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's and agent's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Trustee directly or indirectly relating to, or arising from, claims against the Trustee by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Trustee's negligence or willful misconduct.  The provisions of this Section 7.07 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.  The Company shall defend any claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.
The Company need not reimburse any expense or indemnify against any loss liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.
To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.08.                                            Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company.  The Company may remove the Trustee with respect to Securities of one or more Series if:
(a)            the Trustee fails to comply with Section 7.10;
(b)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)            a Custodian or public officer takes charge of the Trustee or its property; or
(d)            the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee with respect to the Securities of any one or more Series does not take office within [  ] days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least [  ]% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.07, and subject to the payment of any and all amounts then due and owing to the retiring Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.
SECTION 7.09.                                            Successor Trustee by Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.
SECTION 7.10.                                            Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.                                            Preferential Collection of Claims Against Company.
The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TTA Section 311(a) to the extent indicated.

ARTICLE VIII

 SATISFACTION AND DISCHARGE; DEFEASANCE
SECTION 8.01.                                            Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustee, on the demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(a)            either
(i)            all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(ii)            all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, or
(1)            have become due and payable, or
(2)            will become due and payable at their Stated Maturity within [  ], or
(3)            are to be called for redemption within [                                                                                    ] under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
(4)            are deemed paid and discharged pursuant to section 8.03, as applicable; and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(c)            the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each meeting the applicable requirements of Sections 10.04 and 10.05 and each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with and the Trustee receives written demand from the Company to discharge.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.04, 2.07, 2.08, 8.01 8.02 and 8.05 shall survive.
SECTION 8.02.                                            Application of Trust Funds; Indemnification.
(a)            Subject to the provisions of Section 8.05, all money deposited with the Trustee pursuant to Section 8.01, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.03 or 8.04 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 or 8.04.
(b)            The Company shall pay and shall indemnify the Trustee and the Agents against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)            The Trustee shall, in accordance with the terms of this Indenture, deliver or pay to the Company from time to time, upon Company Request and at the expense of the Company any U.S. Government Obligations or Foreign Government Obligations or money held by it pursuant to this Indenture as provided in Sections 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants, expressed in a written certification thereof and delivered to the Trustee together with such Company Request, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

SECTION 8.03.                                            Legal Defeasance of Securities of any Series.
Unless this Section 8.03 is otherwise specified, pursuant to Section 2.02(s), to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the [   ] day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:
(a)            the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;
(b)            the provisions of Sections 2.04, 2.07, 2.08, 2.14, 8.02, 8.03 and 8.05; and
(c)            the rights, powers, trust and immunities of the Trustee hereunder; provided that, the following conditions shall have been satisfied:
(d)            the Company shall have deposited or caused to be deposited irrevocably with the Paying Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Paying Agent), not later than [   ] day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Paying Agent, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due;
(e)            such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(f)            no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the [    ] day after such date;

(g)            the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
(h)            the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;
(i)            such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and
(j)            the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.
SECTION 8.04.                                            Covenant Defeasance.
Unless this Section 8.04 is otherwise specified pursuant to Section 2.02(s) to be inapplicable to Securities of any Series, on and after the [    ] day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.02, 4.03, 4.04, 4.05, 4.06, and 5.01 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.02(s) (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.01) and the occurrence of any event described in clause (e) of Section 6.01 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:
(a)            With reference to this Section 8.04, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Paying Agent), not later than [   ] day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Paying Agent, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due;

(b)            Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(c)            No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the [    ] day after such date;
(d)            the company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(e)            the Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and
(f)            The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.
SECTION 8.05.                                            Repayment to Company.
The Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years.  After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Paying Agent with respect to that money shall cease.
ARTICLE IX

 AMENDMENTS AND WAIVERS
SECTION 9.01.                                            Without Consent of Holders.
The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:
(a)            to cure any ambiguity, defect or inconsistency;
(b)            to comply with Article V;

(c)            to provide for uncertificated Securities in addition to or in place of certificated Securities;
(d)            to make any change that does not adversely affect the rights of any Securityholder;
(e)            to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;
(f)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(g)            to comply with requirements of the TIA and any rules promulgated under the TIA; and
(h)            to add to the covenants of the Company for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company.
Any amendment or supplement made solely to conform the provisions of this Indenture or the Securities of any Series to the description thereof contained in the final prospectus relating to such Series will be deemed not to adversely affect the rights of any Holder.
SECTION 9.02.                                            With Consent of Holders.
The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of all Series affected by such supplemental indenture, taken together as one class (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of all Series affected by such waiver by notice to the Trustee, taken together as one class (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.
It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03.                                            Limitations.
Without the consent of each Securityholder affected, an amendment or waiver may not:
(a)            change the amount of Securities whose Holders must consent to an amendment, supplement or waiver, except to increase any such amount or to provide that certain provisions of this Indenture cannot be modified, amended or waived without the consent of the Holder of each outstanding Security affected thereby;
(b)            reduce the amount of interest, or change the interest payment time, on any Security;
(c)            waive a redemption payment or alter the redemption provisions (other than any alteration that would not materially adversely affect the legal rights of any Holder under this Indenture) or the price at which the Company is required to offer to purchase the Securities;
(d)            reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
(e)            reduce the principal amount payable of any Security upon Maturity;
(f)            waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);
(g)            change the place or currency of payment of principal of or interest, if any, on any Security other than that stated in the Security;
(h)            impair the right of any Holder to receive payment of principal or, or interest on, the Securities of such Holder on or after the due dates therefor;
(i)            impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
(j)            make any change in Sections 10.15 or 10.16;
(k)            change the ranking of the Securities; or
(l)            make any other change which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate as a limitation under this Section.
SECTION 9.04.                                            Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

SECTION 9.05.                                            Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.
Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.03 in that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.
SECTION 9.06.                                            Notation on or Exchange of Securities.
If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee and the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company shall issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the changed terms.
SECTION 9.07.                                            Trustee Protected.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel or an Officer's Certificate, or both stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights, duties or indemnities.
SECTION 9.08.                                            Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and each such supplemental indenture shall form part of this Indenture for all purposes with respect to the relevant Series; and every Holder of Securities of the relevant Series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

 MISCELLANEOUS
SECTION 10.01.                                            Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
SECTION 10.02.                                            Notices.
Any notice or communication by the Company, the Trustee, the Paying Agent or the Registrar to another is duly given if in writing and delivered in person or mailed by first-class mail:
if to the Company:
[                                      ]
Attn: [                       ]
Fax: [                          ]

if to the Trustee:
[                                      ]
Attn: [                       ]
Fax: [                          ]
if to the Registrar or Paying Agent:
[                                      ]
Attn: [                       ]
Fax: [                          ]

with copy to:

[                                      ]
Attn: [                       ]
Fax: [                          ]

The Company, the Trustee and each Agent by notice to each other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.
If the company mails a notice or communication to Securityholders, it will mail a copy to the Trustee and each Agent at the same time.
Whenever a notice is required to be given by the Company, such notice may be given by the Trustee or Registrar on the Company's behalf (and the Company will make any notice it is required to give to Holders available on its website).
SECTION 10.03.                                            Communication by Holders with Other Holders.
Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
SECTION 10.04.                                            Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)            an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)            an Opinion of Counsel stating that, in the opinion of counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
SECTION 10.05.                                            Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:
(a)            a statement that the person making such certificate or opinion has read such covenant or condition;
(b)            a brief statement as to the nature and scope of the examination or investigation  upon which the statements or opinions  contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.
SECTION 10.06.                                            Record Date for Vote or Consent of Holders.
The Company (or, in the event deposits have been made pursuant to Section 11.02, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than [  ] days prior to the date of the commencement of solicitation of such action.  Notwithstanding the provisions of Section 9.05, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
SECTION 10.07.                                            Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 10.08.                                            Legal Holidays.
Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 10.09.                                            No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.
SECTION 10.10.                                            Counterparts.
This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.11.                                            Governing Laws and Submission to Jurisdiction.
THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
The Company agrees that any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding.  The Company, as long as any Securities remain outstanding or the parties hereto have any obligation under this Indenture, shall have an authorized agent in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints Seward & Kissel LLP, One Battery Park Plaza, New York, NY,  10004, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

SECTION 10.12.                                            No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.13.                                            Successors.
All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 10.14.                                            Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.15.                                            Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.16.                                            Securities in a Foreign Currency or in ECU.
Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time.  For purposes of this Section 10.16, "Market Exchange Rate" shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the "Journal").  If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate.  The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.
All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.
SECTION 10.17.                                            Judgment Currency.
The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

SECTION 10.18.	Compliance with Applicable Anti-Terrorism and Money Laundering Regulations.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Law"), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Applicable Law.
ARTICLE XI

 SINKING FUNDS
SECTION 11.01.                                            Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02.  Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the securities of such Series.

SECTION 11.02.                                            Satisfaction of Sinking Fund Payments with Securities.
The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received by the Registrar, together with an Officers' Certificate with respect thereto, not later than [  ] days prior to the date on which the Registrar begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Registrar at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $[], the Registrar need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Paying Agent upon delivery by the Company to the Registrar of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.
SECTION 11.03.                                            Redemption of Securities for Sinking Fund.
Not less than [  ] days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee and the Paying Agent an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.02., and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified.  Not less than [  ] days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03.  Such notice having been duly given, the redemption of such Securities shall stated in Sections 3.04, 3.05 and 3.06.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SCORPIO TANKERS INC.

By:__________________________

Name:
Its:

[                          ]
as Trustee

By:__________________________

Name:
Its:

By:__________________________

Name:
Its:

[                          ]
 as Registrar and Paying Agent

By:__________________________

Name:
Its:

By:__________________________

Name:
Its: